CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form N-2 of Apollo Investment Corporation of our report dated May 15, 2018 relating to the consolidated financial statements of Merx Aviation Finance, LLC and subsidiaries, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers
Dublin, Ireland
October 10, 2018